Form C

Cover Page

Name of issuer:

Lanikai Brewing Company, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: HI

Date of organization: 3/11/2011

Physical address of issuer:

175-C Hamakua Drive
Kailua HI 96734

Website of issuer:

http://www.lanikaibrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$300,000.00

Deadline to reach the target offering amount:

3/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$491,933.00	$413,302.00
Cash & Cash Equivalents:	$17,643.00	$13,192.00
Accounts Receivable:	$31,520.00	$44,242.00
Short-term Debt:	$153,915.00	$90,446.00
Long-term Debt:	$427,118.00	$354,040.00
Revenues/Sales:	$936,819.00	$719,102.00
Cost of Goods Sold:	$394,572.00	$231,591.00
Taxes Paid:	($23,621.00)	($19,834.00)
Net Income:	($73,090.00)	($74,583.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Lanikai Brewing Company, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Steve Haumschild	CEO & Brewmaster	Lanikai Brewing Company, LLC	2011
Al Darling	Accounting and Finance	Kaiser Permanente	2014
Dan Frerich	Environmental Engineering	AECOM	2011
Richard Butts	Banking	First Republic Bank	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steve Haumschild	CEO	2011
Steve Haumschild	Brewmaster	2011
Al Darling	CFO	2014
Al Darling	Tax Matters Partner	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Steve Haumschild	7058839.0 3,222,732 Class A units, 2,600,000 Class B units, 1,236,107 Class P units	60.1
Al Darling	3435427.0 2,269,805 Class A units, 877,274 Class B units, 288,348 Class P units	32.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company is exposed to commodity price risk with respect to some raw materials (hops) where fluctuations in the market price or availability of these items could impact the Company's cash flow and production. To minimize the impact of this risk, the Company enters into contracts which secure supply and set pricing to manage the exposure to availability and pricing.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The craft beer industry is highly competitive and the number of new entrants has increased dramatically. While still relatively new in Hawaii, we need to maintain our premier brand reputation and continue to produce high quality products to stay competitive in the market.

The Company requires various permits, licenses, and approvals from several government agencies in order to operate in its market areas. We need to continue to maintain compliance with all applicable regulations in order to continue the business.

We are subject to governmental regulations affecting our business. The production and distribution of beer is part of an industry that is highly regulated at the federal, state and local levels.

The distribution and sale of beer requires various federal, state and local licenses, permits and approvals. If one or more regulatory authorities determines that we have not complied with applicable licensing or permitting regulations or have not maintained approvals necessary for us to conduct our business within their jurisdiction, our business and results of operations could be materially adversely affected. Similarly, the loss or revocation of any existing licenses, permits or approvals, or the failure to timely obtain any additional licenses, permits or approvals when required, could have a material adverse effect on our ability to conduct our business.

Fluctuations in the level of Hawaii tourism could have an adverse affect on the company's sales.

Al Darling is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: 95% -- Open another craft pub

5% -- Wefunder intermediary fee

If we raise: **$300,000**

Use of Proceeds: 50% -- Open another craft pub

25% -- Expand sales outside of Hawaii

20% -- New equipment

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $300,000

Valuation Cap: $7.9million

Discount Rate: 80%

Maturity Date: 24 months from the Effective Date.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 8% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Early-Bird: Investors investing in the first $150,000, will receive a valuation cap of $7.5million.

Conversion and Repayment

(a) Conversion upon a Change of Control.

If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into shares of Class C Preferred units of the Company ("Preferred Units") at a conversion price equal to the quotient resulting from dividing $7.9 million by the number of outstanding shares of Preferred Units immediately prior to the Change of Control (assuming conversion of all securities convertible into shares of Preferred Units and exercise of all outstanding options and warrants, but excluding the equity securities of the Company issuable upon the conversion of the Notes or other indebtedness). A "Change of Control" means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the shares of capital units of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property or (iv) the closing of the Company's first firm commitment underwritten initial public offering of Preferred Units pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof; provided, further, that a Change of Control shall not include the conversion of the Company into a corporation in which the members of the Company immediately prior to such conversion continue to own, directly or indirectly, in excess of 50% of the corporation's voting power. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Procedure for Conversion.

In connection with any conversion of this Note into equity securities of the Company (the "Conversion Securities"), the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the Conversion Securities until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into the Conversion Securities, in lieu of any fractional Conversion Securities to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. To secure the Holder's obligations to execute and deliver the documentation required by this subsection, the Holder hereby appoints the Chief Executive Officer of the Company as the Holder's true and lawful attorney, with the power to act alone and with full power of substitution, to execute and deliver all such documentation required by this subsection if, and only if, the Holder fails to execute or deliver such documentation as required by this subsection. The power granted by the Holder pursuant to this subsection is coupled with an interest and is given to secure the performance of the Holder's duties under this Note, and is irrevocable and will survive the death, incompetency, disability, merger or reorganization of the Holder.

(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

(d) Voting rights. Class C Preferred units do not have voting rights.

(e) Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the Preferred Units the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Preferred Units by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Amendments. Any provision of this instrument (other than the Capped Conversion Price) may be amended, waived or modified as follows:

(a) if the Investor is not a Major Investor, any provision of this instrument (other than the Capped Conversion Price) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(b) if the Investor is a Major Investor, any provision of this Note (other than the Capped Conversion Price) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(c) regardless of whether the Investor is or is not a Major Investor, the Capped Conversion Price may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common	6000000	6000000	Yes
Class B Common	4500000	3,677,274	Yes
Class C Preferred	0	0	No
Class A Preferred	4500000	4,293,998	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	1,019,543
Options:	0

Describe any other rights:

The Company intends to authorize Class C Preferred Units prior to the close of the offering, which do not have voting rights, but do receive a BOD seat when 1,500,000 units are converted to Class C (representing 10% of total units). Class C units have full protective provisions. Class C Preferred Unit holders will receive proceeds after Class A and Preferred Unit holders, but before Class B Common Unit holders.

As of the date of this filing, proceeds from a Capital Event shall be distributed to the Members:

(i) First, to the holders of the Class A Units and Preferred Units, in proportion to their Capital Units, until they have received aggregate distributions under this Section 8.02(a)(i) in an amount equal to the aggregate Capital Contributions made in respect of such Capital Units.

(ii) Second, to holders of Class B Common Units, in proportions to such Class B Common Units, until the aggregate distributions to holders of Class B Common Units are such that holders of Capital Units have received the Capital Unit Percentage, and holders of Class B Common Units have received the Class B Common Units Percentage, of the total distributions to all such holders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Hawaii National Bank
Issue date	12/03/14
Amount	$110,000.00
Outstanding principal plus interest	$42,375.00 as of 09/07/18
Interest rate	7.25% per annum
Maturity date	03/12/20
Current with payments	Yes

SBA backed loan

Loan

Lender	American Express
Issue date	06/10/17
Amount	$50,000.00
Outstanding principal plus interest	$23,835.00 as of 09/07/18
Interest rate	8.960000000000001% per annum
Maturity date	06/15/19
Current with payments	Yes

Automatic monthly EFT payments. No prepayment penalty.

During the years ended December 31, 2016, and 2017, the Company borrowed money from its members for the purpose of funding continuing operations (amounts "Due to Members"). Amounts due to members are unsecured, earn interest at a rate of Prime plus 2.0% annually, and are payable at a date in the future to be determined by the Company's management. As of August 31, 2018 the outstanding balance of the loan is $261,161.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

During the years ended December 31, 2016, and 2017, the Company borrowed money from its members for the purpose of funding continuing operations (amounts "Due to Members"). Amounts due to members are unsecured, earn interest at a rate of Prime plus 2.0% annually, and are payable at a date in the future to be determined by the Company's management. As of August 31, 2018 the outstanding balance of the loan is $261,161.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Lanikai Brewing Company is an Island Inspired® authentic Hawaiian craft beer company, making 100% of our brews in Hawaii. We utilize premium, local, rare, and exotic ingredients to bring you bold and flavorful beers you can't find anywhere else. We've generated over $1 million in sales from our craft brewing and pub operations in Kailua, on the windward side of Oahu.

In the next 3 years, we plan to expand to customers outside of Hawaii and open two more craft pubs. All of which, will increase sales volume.

Milestones

Lanikai Brewing Company, LLC was incorporated in the State of Hawaii in March 2011.

Since then, we have:

- We have over 100 customers on Oahu, including WholeFoods, Foodland, and Safeway stores, where we self-distribute our packaged products directly to them.
- We opened a new craft pub (Tap & Barrel) in September 2017. It's open every day and consistently generates about $60,000 in monthly sales
- Our beers are award-winning.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $936,819 compared to the year ended December 31, 2016, when the Company had revenues of $719,102. Our gross margin was 57.88% in fiscal year 2017, compared to 67.79% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $491,933 , including $17,643 in cash. As of December 31, 2016, the Company had $413,302 in total assets, including $13,192 in cash.
- *Net Loss.* The Company has had net losses of $73,090 and net losses of $74,583 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $581,033 for the fiscal year ended December 31, 2017 and $444,486 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $421,161 in debt and $218,500 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Lanikai Brewing Company, LLC cash in hand is $7,286, as of September 2018. Over the last three months, revenues have averaged $100,000/month, cost of goods sold has averaged $38,000/month, and operational expenses have averaged $86,000/month, for an average net operating loss of $24,000.

There have been no material changes in our financials since the date they cover. After the close of this offering, although we cannot guarantee it, we expect to be able to open our second location in about three months. During that time, expenses will increase as we secure a lease and complete the buildout. Once the second location is open, we expect to generate $60,000+ per month in revenues, and $45,000 of monthly expenses in the first 3 - 6 months.

Total we need between $150,000 - $200,000, depending on the location that we choose. In lieu of a successful raise we'll look into other lines of credit, and look into other investment opportunities from there.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.lanikaibrewing.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Lanikai Brewing Convertible Note
Lanikai Brewing Convertible Note Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Al Darling
Dan Frerich
Richard Butts
Steve Haumschild

Appendix E: Supporting Documents

LBC_Operating_Agreement___Cap_Table_7_2_2014.pdf



INVEST IN LANIKAI BREWING

maximum target met

$0
raised of $0 maximum target from 0 investors

Award-winning, Island Inspired® craft brewery

Lanikai Brewing Company is an Island Inspired® authentic Hawaiian craft beer company, making 100% of our brews in Hawaii. We utilize premium, local, rare, and exotic ingredients to bring you bold and flavorful beers you can't find anywhere else. We've generated over $1 million in sales from our craft brewing and pub operations in Kailua, on the windward side of Oahu.



Allan D. Darling
Co-Founder and CFO
Passionate about providing premium island inspired craft beer to our local and visiting customers.

Why you may want to invest

1 We have over 100 customers on Oahu, including WholeFoods, Foodland, and Safeway stores, where we self-distribute our packaged products directly to them.

2 We opened a new craft pub (Tap & Barrel) in September 2017. It's open every day and consistently generates about $60,000 in monthly sales

4 Our beers are award-winning.

Our Ambition

In the next 3 years, we plan to expand to customers outside of Hawaii and open two more craft pubs. All of which, will increase sales volume.

lanikaibrewing.com

$ 100 min

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What you are investing in

Custom Convertible Note

~~$7.9M~~ **$7.5M** valuation cap

First $150K investors of this fundraise will invest in a convertible note with a $7.5M valuation cap and 20% discount.

8% interest
20.0% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $7.5M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$1,000+
High quality logo t-shirt and cap

$10,000+
High quality logo t-shirt and cap, and 15% discount at the Tap & Barrel pub or online sales (we do not ship)

bars & clubs agricultcrowdfmanufabrewingtech retail alcohol

Why I Like Lanikai Brewing

"Just a few short years ago, Kailua got its first locally made beer in the form of Lanikai Brewing Company. Their beer is quality stuff and quickly made its way around the island, both on tap, and a few year-round bottle selections. Limited brews appear in both bottles and countless small batch varieties on tap only in their small taproom. With great excitement, Lanikai announced the opening of their second location right down the street. A dedicated bar and tasting room, Lanikai Brewing Company now has the space to serve a larger amount of customers at a time, which is also perfect to make everyone feel more comfortable.

Alexander G
TRIP ADVISOR MEMBER

THE BUSINESS JOURNALS

Lanikai Brewing Co. opens new craft pub Tap & Barrel - Pacific Business News

Lanikai Brewing Co. has opened a new location in Kailua near its original production facility on Hamakua Drive. Tap & Barrel by Lanikai Brewing Company, located at 167 Hamakua Dr, is open seven days a week and will have its grand opening on Oct. 14. It
July 22, 2018 @ bizjournals.com

tripadvisor

Tap & Barrel: The New Brewpub - Review of Lanikai Brewing Company, Kailua, HI - TripAdvisor

Lanikai Brewing Company: Tap & Barrel: The New Brewpub - See 16 traveler reviews, 13 candid photos, and great deals for Kailua, HI, at TripAdvisor.
July 7, 2018 @ tripadvisor.com

FROLIC HAWAII

Brand new beers from Lanikai Brewing

By Will McGough Special to Frolic Hawaii Will is a travel writer and the editor of Hawaii's travel newspaper, Wake and Wander Hawaii (@wakeandwanderhawaii). He is a regular contributor for the Brewer's Association and has drunk beer in more than 70
January 27, 2017 @ frolichawaii.com

The New York Times

36 Hours on Oahu

Along a stretch of Kailua that includes a general store, an outrigger canoe workshop and various auto-body garages, the pocket-size Lanikai Brewing Company has been quietly perfecting its brews for a year and a half.
May 19, 2016 @ file

Island Inspired Craft Beer


LANIKAI
ISLAND
INSPIRED

We're Lanikai Brewing Company, LLC (LBC). A well-established production brewery in Kailua that's been producing premium island-inspired craft beer since February 2015. We handcraft premium beers with Hawaiian and other exotic ingredients, while using ecologically responsible brewing techniques.

We started with shiny new stainless steel equipment from Stout Tanks & Kettles. And test every single batch of beer so you only get our best.


LANIKAI


LANIKAI

During the first two years of operation, we developed impressive distribution channels on Oahu and the neighboring islands, outfitted a beach style tasting room adjacent to the production floor, and generated over $700K in revenue in 2016.

WholeFoods was one of our first customers, proudly displaying our locally made beer.


Love LOCAL
Made & Grown in Hawai'i



This is Tap & Barrel, our beach style tasting room at 167 Hamakua Drive, just a few doors down the street from our production facility. Now we can accommodate more of our loyal guests.

At Lanikai Tap & Barrel, we feature an eclectic array of island-inspired craft beers. And if you get hungry, there's a variety of local quality food trucks to choose from. We don't mind if you bring your own!

We also sell a variety of logo merchandise at the pub. (e.g. shirts, caps, growlers, etc.)


TAP & BARREL BY LANIKAI BREWING COMPANY
BEER ON TAP
2. Lanikai Route 70
Saison · 7% ABV · 28 IBU · Kailua, HI
4oz Draft $2.75 · 12oz Draft $7 · 64oz Growler $16
3. Lanikai Pillbox Porter
Porter · Other · 6.5% ABV · 45 IBU · Kailua, HI
4oz Draft $2.75 · 12oz Draft $7 · 64oz Growler $16
4. New Belgium Voodoo Ranger Juicy Haze IPA
IPA · New England · 7.5% ABV · 50 IBU · Fort Collins, CO
4oz $3 · 12oz $8 · 64oz Gwlr $24
5. Lanikai Popoia Belgian Pale Ale
Pale Ale · Belgian · 6.2% ABV · 38 IBU · Kailua, HI
4oz $3 · 12oz $8 · 64oz Gwlr $24
6. Lanikai Rubbah Slippah
Sour · Ale · 6.2% ABV · 20 IBU · Kailua, HI
4oz $3 · 12oz $8 · 64oz Gwlr $24
7. Iron Fist Renegade Blonde
Kölsch · 5.2% ABV · 22 IBU · Vista, CA
4oz Draft $3 · 12oz Draft $8 · 64oz Growler $24
8. Lanikai Ku'uipo
4oz Draft $4 · 10oz Draft $10
9. Left Coast Trestles IPA
4oz $3 · 12oz $8 · 64oz Gwlr $24
NEW 10. Paradise Ciders Guava Lava
Cider · 5.2% ABV · Honolulu, HI
11. New Belgium Pilsener
Pilsner · Czech · 4.8% ABV · 16 IBU · Fort Collins, CO
4oz Draft $3 · 12oz Draft $8 · 64oz Growler $24
12. Belching Beaver Beavers Milk (Nitro)
Stout · Milk · 5.3% ABV · 30 IBU · Vista, CA
4oz Draft $3 · 12oz Draft $8
28 Yoga with Rebecca
lanikaibrewing.com/
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SONY

Consistent Growth in Sales


Gift Boxes

The following contains projections that cannot be guaranteed.

100%	$700K	30%	$1.2M
Growth from 2015 to 2016	in Revenue in 2016	Growth in 2017 and 2018	on track in 2018

Historical Sales

Meet the Founders



Allan D. Darling

Co-Founder and CFO

Passionate about providing premium island inspired craft beer to our local and visiting customers.



Steve Haumschild

Co-Founder, CEO and Brewmaster

Steve had the experience, knowledge and vision to start-up and build Lanikai Brewing Company.



Dan Frerich

Co-Founder

Dan's construction quality assurance and project management experience have been quite helpful.

Raised $378,500 From 1+ Investors

Rich Butts

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

LB: Lanikai Brewing Company has consistently come out with a variety of new beer styles, including the "difficult to make" beers, thus appealing to a broader cross-section of the target market. In addition to the high demand beers like IPAs and Porters/Stouts, we've produced award-winning sours and excellent barrel-aged beers. And we stay true to our tagline of "island-inspired".

WF: Who are your competitors? How are you different?

LB: Within the state of Hawaii, there are about ten other craft brewers of various sizes and business models. As a member of the Hawaii Craft Brewers Guild, we are quite familiar with their operations, and actually collaborate with them on certain legislative issues. Lanikai Brewing Company has established a premier brand name and created significant awareness of, and demand for, its island-inspired craft beer. The name is synonymous with premium quality of life and relaxation - the good life.

WF: What's your biggest risk? What keeps you up at night?

LB: The biggest risk is a lack of business to support sustainability and growth. Based on our position and outlook, however, we are confident in our ability to mitigate issues that could have an unfavorable impact on sales.

WF: How will you make money?

LB: Lanikai Brewing Company will make money by continuing to satisfy our existing customers, while aggressively pursuing growth opportunities. (i.e. another pub on Oahu and expanding sales to outside the state of Hawaii)

WF: How big is the market?

LB: The global craft beer market accounted for $38.1 billion and is expected to attain a CAGR of 14.1% during the forecast period 2018-2023. The growth contributions are mainly coming from North American market in particular the United States wherein the small and independent American craft brewers have already occupied 12% of the market share of the total beer market of the U.S. (Reference: Global Craft Beer Market Report 2018) Within the state of Hawaii, the market includes residents (approximately 1.2 million), military and tourists. These consumers are increasingly preferring new styles and flavors of craft beer, thus boosting its marketability. And these consumers are willing to pay higher prices for the craft beer than its traditional counterparts due to its exotic flavor profile. So the craft beer market is likely to grow to more than 12% of the market share of the total beer market of the U.S., contributing to even more growth. Additionally, the rapid growth of the hospitality sector in developed economies has promising growth potential.

WF: What do you understand about your business that others don't get?

LB: One thing we've done differently is making a decision to self-distribute to our primary market on Oahu. This was based on several factors, mainly our ability to connect directly with a number of key customers early on, who allowed us to distribute directly to them, as well as our desire to control and manage the costs of distribution. The related dynamic is that we were willing to grow at a manageable rate, rather than the explosive growth that may be achieved with an effective distributor.

WF: How do you acquire customers?

LB: With regard to distribution of our bottled and draft beer to retail customers, we are always promoting our brand to new customers by meeting with them in person and exposing them to samples of our product. For our craft pub (Tap & Barrel), we utilize social media and word of mouth to announce new beer styles and special events. Overall, though, we don't spend much on advertising and rely on the quality of the product to attract new customers.

WF: Why is it called Lanikai Brewing Company?

LB: The primary founder, who is also the CEO & Brewmaster, has lived in Lanikai for many years. Lanikai is a residential community on one of the most beautiful beaches in the world, and was the inspiration behind our island-inspired brand. There is no industrial or retail activity in Lanikai, and the community right next door is Kailua. So that's why the company was named after Lanikai and why we have our production facility and craft pub in Kailua.

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RISKS

1 The Company is exposed to commodity price risk with respect to some raw materials (hops) where fluctuations in the market price or availability of these items could impact the Company's cash flow and production. To minimize the impact of this risk, the Company enters into contracts which secure supply and set pricing to manage the exposure to availability and pricing.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Lanikai Brewing is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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